UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

Commission file number 001-41113

GAMES & ESPORTS EXPERIENCE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1592885
State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

7381 La Tijera Blvd. P.O. Box 452118 Los Angeles, California	90045
Address of Principal Executive Offices	Zip Code

Registrant’s telephone number, including area code: (213) 266-7674

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	GEEXU	The Nasdaq Global Market
Class A Ordinary Shares	GEEX	The Nasdaq Global Market
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	GEEXW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers; Compensatory Arrangements Of Certain Officers.

Effective as of June 8, 2022, the board of directors (the “Board”) of Games & Esports Experience Acquisition Corp. (the “Company”) appointed Jocelyn Moore and Angela Williams as additional independent members of the Board. Ms. Moore has been appointed as a Class I director, with an initial term expiring at the first annual general meeting of Company shareholders. Ms. Williams has been appointed as a Class III director, with an initial term expiring at the third annual general meeting of Company shareholders. The Board appointed Ms. Moore to serve on the Audit Committee of the Board and Ms. Williams to serve on the Compensation Committee of the Board, in each case effective as of June 8, 2022.

Jocelyn Moore, age 46, is currently Senior Managing Director of Corporate Affairs at Pretium, a position she has held since February 2022. She serves on the boards of directors of OppFi, a publicly-traded financial technology company (NYSE: OPFI); and Pallas Advisors, a strategic advisory firm specializing in national security, defense, and innovation. In October 2021, Ms. Moore was appointed by the Biden Administration to serve on the board of the First Responder Network Authority (FirstNet), a unique public-private partnership created after September 11th to provide a high-speed, nationwide, wireless broadband network for public safety. As Principal of Jocelyn Moore Consulting LLC starting in May 2020, Ms. Moore has advised CEOs, executive teams, and boards of directors on strategic communications, crisis and risk management, regulatory affairs, corporate social responsibility, operations, organizational change, and diversity, equity, inclusion, and belonging. Previously, from June 2018 until April 2020, Ms. Moore was Executive Vice President of Communications and Public Affairs at the National Football League (“NFL”). As the NFL’s Global Chief Communications Officer, she was a member of the executive leadership team and responsible for managing the league’s corporate affairs. From July 2016 to June 2018, Ms. Moore was Senior Vice President of Public Policy and Government Affairs at the NFL. As Head of the NFL’s Washington, D.C. office, she led the league’s public policy agenda and managed the league’s political action committee. Prior to joining the NFL, from September 2015 until July 2016, Ms. Moore served as a Managing Director of The Glover Park Group, a leading national communications and government affairs consulting firm. She also spent 15 years in various staff positions in the United States Senate, most recently as the Deputy Staff Director of the Senate Finance Committee. She serves as a director on several nonprofit boards: the West Virginia University Health System Board of Directors, where she is a member of the Quality & Patient Safety Committee; the University of Florida Foundation National Board of Directors, where she is as a member of the Audit and Nominating Committees; the University of Florida Alumni Association Board of Directors, where she is a member of the Executive Committee; and the DC Rape Crisis Center Board of Directors, where she is a member of the Fundraising Committee. Ms. Moore holds a B.A. in English and an M.Ed. in Student Personnel in Higher Education, both from the University of Florida.

Angela Williams, age 41, is a technology executive with experience across various industries, disciplines and corporate structures - all working in the service of company success. Ms. Williams currently serves as the Privacy Product Strategy Lead for Extended Reality (XR) privacy strategy at Meta’s Reality Labs, a position she has held since November 2021. Ms. Williams has significant experience serving as a strategic partner, trusted advisor, and industry expert in user privacy, child safety, and building privacy programs that optimize the user experience. Previously, from November 2018 to December 2021, Ms. Williams served as a Policy Advisor at Google working on initiatives such as election integrity and Google Assistant. As a Policy Advisor, Ms. Williams drove alignment on policies that sought to improve the customer experience, reduce abuse in the ads ecosystem, and protect user trust. Ms. Williams regularly drives alignment around complex and nuanced technology policy issues with executives. From March 2016 through November 2018, Ms. Williams served as a Global Vendor Ops Strategy Lead at Google. A lawyer with expertise in operations, Ms. Williams also has experience driving sustainable scalability and revenue growth through her proven record of large portfolio management, expert negotiation of complex commercial deals, vendor outsourcing contracts, and sales agreements. Prior to her policy work at Google, she worked in operations at Google where she used her business and legal acumen to develop global vendor operations strategies, negotiate vendor agreements, and assess vendor capabilities against business needs. Ms. Williams regularly speaks to organizations about operational efficiencies, vendor outsourcing best practices, the intersection of technology policy and diversity, and leadership. Ms. Williams currently serves as an Advisor on the boards of: Deckstr and Chloe Kristyn. Ms. Williams is a graduate of Spelman College (BA, Sociology & Anthropology), University of Tennessee-Knoxville (JD), and Howard University (MBA) and also completed her international studies at Kanda University (Tokyo, JA) and Bocconi University (Milan, IT).

There are no arrangements or understandings between Ms. Moore or Ms. Williams and any other persons pursuant to which each of Ms. Moore and Ms. Williams was selected as a director of the Company, and there are no transactions between either of Ms. Moore or Ms. Williams or any of their respective related persons, on the one hand, and the Company, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K. The Board has affirmatively determined that Ms. Moore and Ms. Williams meet the applicable standards for an independent director under both the rules of the Nasdaq Stock Market and the Securities and Exchange Commission.

In connection with this appointment, each of Ms. Moore and Ms. Williams is expected to enter into an indemnity agreement with the Company on the same terms as the indemnity agreements entered into by the directors and officers of the Company at the time of the Company’s December 2021 initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Games & Esports Experience Acquisition Corp.

Date: June 8, 2022	By:	/s/ Ari Segal
	Name:	Ari Segal
	Title:	Chief Executive Officer